First Ottawa Bancshares 8-K

Exhibit 99.1

First Ottawa Bancshares Announces Annual Earnings

OTTAWA, Ill., January 31, 2012  -  First Ottawa Bancshares, Inc. (Pink Sheets: FOTB.PK) reported net income for the year ended December 31, 2011, of $750,000, or $1.16 per basic and diluted common share, compared to a net loss of $2.1 million, or ($3.25) per basic and diluted common share, for the year ended December 31, 2010. The Company paid no cash dividends in 2011 and cash dividends of $.80 per share in 2010.

“We are very pleased to report a return to profitability in 2011.” said Jock Brown, President and CEO. “From 2007 through 2009, we weathered the first three years of this recession extremely well.  However, the continued decline in our collateral values, especially related to commercial real estate, and our borrowers’ ability to pay, negatively impacted us in 2010. In 2011, our earnings varied significantly from quarter to quarter. This volatility was a result of downward pressure on real estate related assets, and some downward pressure and volatility are likely to continue indefinitely. However, all of our trends, including losses, troubled assets, profitability and efficiency are currently improving, and we expect those trends to continue.”

Net interest income was $8.9 million in both 2011 and 2010.  Interest income on earning assets decreased $688,000 in 2011 from 2010.  This decrease was primarily attributable to decreased interest income earned on the loan portfolio of $430,000, certificates of deposit held for investment of $87,000, and tax exempt securities of $227,000.  These decreases resulted from decreases in average balances and also average yields available in the marketplace in 2011. Increased interest income earned on taxable securities of $74,000 helped to offset the decreased loan, certificates of deposit, and tax exempt securities income.    Interest expense on interest–bearing liabilities decreased $674,000 as a result of a decrease in the average cost of funds in 2011 compared to 2010.  The net interest margin on a tax equivalent basis decreased to 3.88% in 2011 from 3.90% in 2010.  The primary reason for the decrease in the net interest margin was the result of a decrease in the market rates earned on interest-bearing assets during 2011.

The provision for loan losses was $745,000 in 2011 compared to $5.7 million in 2010.  As of December 31, 2011, the allowance for loan losses totaled $2.8 million, or 2.15% of total loans, compared to $3.4 million, or 2.39% of total loans, at December 31, 2010.  The decrease in the allowance for loan losses in 2011 was influenced by the current economy, decreased loan portfolio volume, decreased delinquencies, decreased non-performing loans, and the assessment of risk factors affecting our loan portfolio.

The Company's noninterest income decreased $266,000, or 9.5%, compared to 2010.  Noninterest income decreased primarily due to a $256,000 decrease in mortgage servicing income in 2011, compared to 2010. This decrease was a result of lower volume and lower interest rates available in the current year. Also, the deferred mortgage servicing asset declined in value due primarily to the historically low rate environment. Service charges on deposit accounts decreased by $56,000, or 5.8%, to $916,000 due to decreased overdraft volume in 2011 compared to 2010.  Gains on the sale of investment securities decreased $46,000 to $296,000 in 2011 compared to 2010.  Trust and farm management fee income increased to $639,000 in 2011 from $570,000 in 2010 due to increased volume as a result of new customer development.

The Company’s noninterest expense was $9.9 million in both 2011 and 2010.  Salaries and employee benefits, which is the largest component of noninterest expense, increased $290,000, to $4.8 million in 2011.  In 2011, expenses related to other real estate owned decreased $116,000 to $1.2 million, occupancy and equipment expense decreased $67,000 to $1.2 million, data processing expense decreased $59,000 to $497,000, other expense decreased $121,000 to $788,000, and insurance expense decreased $43,000 to $542,000, compared to the prior year. These decreases offset the $290,000 increase in salaries and employee benefits, a $40,000 increase in supplies, and a $62,000 increase in professional fees. Professional fees increased by $62,000 to $556,000 primarily due to increased legal expenses associated with the increase in properties held as other real estate owned.  Despite an increase in the number of properties held as other real estate owned, the related expenses decreased $116,000 to $1.2 million compared to the prior year. Occupancy and equipment expense decreased in comparison to the prior year due to the 2010 expenses incurred in the relocation of a branch to a new facility and the related impairment charge to the vacant facility.

Total assets at December 31, 2011, decreased to $270.7 million from $285.8 million at December 31, 2010.  Total deposits at December 31, 2011, were $242.3 million, compared to $258.6 at December 31, 2010. Total stockholders’ equity at December 31, 2011 and December 31, 2010 was $24.2 million and $23.0 million, respectively.

First Ottawa Bancshares, Inc. is a community-based bank holding company headquartered at 701 LaSalle Street, Ottawa, Illinois.  We serve the surrounding communities through our full-service commercial bank subsidiary, The First National Bank of Ottawa.  The Bank has four locations in Ottawa, two branches in Streator, a branch in Morris, and a branch in Yorkville. All information at and for the period ended December 31, 2011, has been derived from unaudited financial information.

Special Note Concerning Forward-Looking Statements

This press release contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company.  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions.  Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements.  These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist attacks, acts of war or threats thereof and the response of the United States to any such threats and attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company’s general business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations issued thereunder; (iv) changes in interest rates and prepayment rates of the Company’s assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices.  These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.  Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.